UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021 (May 2, 2021)

HUDSON EXECUTIVE INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39314	84-4636604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue, 35th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 521-8495

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	HECCU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HEC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HECCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Securities and Exchange Commission (the “SEC”) released a public statement (the “Public Statement”) informing market participants that warrants issued by special purpose acquisition companies may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Hudson Executive Investment Corp. (the “Company”) has previously classified its private placement warrants and public warrants (collectively, the “warrants”) issued in connection with its initial public offering in June 2020 and the forward purchase agreement entered into with the sponsor in connection therewith as components of equity. For a full description of the Company’s warrants and the forward purchase agreement, please refer to the Company’s final prospectus filed in connection with its initial public offering on June 10, 2020 (the “Final Prospectus”).

Following review of the Public Statement, the Company’s management further evaluated the warrants and the forward purchase agreement under Accounting Standards Codification Subtopic 815-40, Contracts in Entity’s Own Equity. Based on management’s evaluation, on May 2, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, in consultation with management of the Company and WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, concluded that the warrants and the forward purchase agreement did not meet the criteria to be classified in stockholders’ equity, and should have been classified as liabilities in the Company’s previously issued financial statements, and accordingly, the Company’s previously issued financial statements as of December 31, 2020 and for the period from February 6, 2020 (inception) through December 31, 2020, as well as its financial data as of June 11, 2020, and other financial data related to the foregoing periods, should no longer be relied upon.

Concurrent with the filing of this Form 8-K, the Company intends to file its amended Form 10-K that will include restated financial statements as of December 31, 2020 and for the period from February 6, 2020 (inception) through December 31, 2020, as well as the data as of June 11, 2020.

The Company’s prior accounting for the warrants and the forward purchase agreement as components of equity instead of as liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

The Company’s management and Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC.

In connection with the restatement, the Company’s management reassessed the effectiveness of its disclosure controls and procedures for the periods affected by the restatement. As a result of that reassessment, the Company’s management determined that its disclosure controls and procedures for such periods were not effective with respect to the classification of the Company’s warrants and forward purchase agreement as components of equity instead of as liabilities as well as the related determination of the fair value of warrant liabilities, additional paid-in capital and accumulated deficit, and related financial disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON EXECUTIVE INVESTMENT CORP.
Dated: May 4, 2021
	By:	/s/ Jonathan Dobres
Name: Jonathan Dobres
Title: Chief Financial Officer